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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 1996 included in the WPL Holdings, Inc. Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                   ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin,
August 21, 1996